UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

EVERSOURCE ENERGY

(Exact name of registrant as specified in its charter)

Massachusetts	001-05324	04-2147929
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Cadwell Drive, Springfield, Massachusetts, 01104

(Address of principal executive offices, including zip code)

(800) 286-5000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $5.00 par value per share	ES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of the chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of the chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2	Financial Information

Item 2.06	Material Impairments.

Eversource Energy’s (“Eversource” or the “Company”) offshore wind business includes a 50 percent ownership interest in North East Offshore, LLC, which holds power purchase agreements and contracts for the Revolution Wind, South Fork Wind and Sunrise Wind projects, as well as an uncommitted offshore lease area. The offshore wind investment includes capital expenditures for the three offshore wind projects, as well as capitalized costs related to future development, acquisition costs of offshore lease areas, and capitalized interest. Eversource’s ownership interest in the offshore wind business is accounted for under the equity method.

On May 4, 2022, Eversource announced that it had initiated a strategic review of its offshore wind investment portfolio. On May 25, 2023, Eversource announced that it has completed its strategic review of its 50 percent ownership interest. As a result of completing this review, Eversource announced the following updates:

•	On May 25, 2023, Eversource entered into a purchase and sale agreement with Ørsted for its 50 percent interest in an uncommitted lease area of approximately 175,000 developable acres located 25 miles off the south coast of Massachusetts for $625 million in an all-cash transaction. Ørsted currently owns the other 50 percent share of the uncommitted lease area. This transaction is expected to close by the end of the third quarter of 2023, subject to regulatory approvals.

•	On May 25, 2023, Eversource entered into a binding letter of intent with Ørsted to use a portion of the proceeds from the lease area sale to provide tax equity for the South Fork Wind project through a new tax equity ownership interest. Eversource will recover this investment primarily in the form of investment tax credits that will be received around the time of the project’s commercial operations date. Construction of South Fork commenced in early 2022, with commercial operation expected in late 2023. Eversource’s tax equity investment in South Fork Wind is also expected to close in the third quarter of 2023.

•	Eversource has also determined that it will continue to pursue the sale of its existing 50 percent interest in its three jointly-owned contracted offshore wind projects. This process continues to progress, and Eversource anticipates an announcement by the end of June.

In connection with these developments in the strategic review and as a result of multiple bids and recent indicative offers from interested parties in the sale process of its three contracted offshore wind projects, Eversource has evaluated its aggregate investment in the three projects, uncommitted lease area, and other related capitalized costs and believes that an other-than-temporary impairment exists. The current estimate of fair value is based on the anticipated potential sales price of Eversource’s 50 percent interest of the three contracted projects, as well as the sale of the uncommitted lease area, and the value of the tax equity ownership interest. Proceeds from the transaction will be used to pay off parent company debt. The indicative bid values reflect recent unfavorable changes in market conditions that have resulted in a lower than expected sale value and caused the carrying value of the equity method offshore wind investment to exceed the fair value of the investment. As a result, Eversource determined that an impairment charge is required to be recognized in the second quarter of 2023. The estimated range of the after-tax impairment charge is from $220 million to $280 million.

The impairment charge will not impact Eversource’s cash flows or cash balances. Eversource will continue to make future cash expenditures for required cash contributions to North East Offshore, LLC up to the time of the sale of the offshore wind projects.

Section 7	Regulation FD

Item 7.01	Regulation FD Disclosure.

On May 25, 2023, the Company issued a press release announcing the Transaction (as defined below). Attached as Exhibit 99.1 and incorporated herein by reference is the press release.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission (the “SEC”) nor incorporated by reference in any registration statement filed by the Company or any subsidiary thereof under the Securities Act of 1933, as amended, unless specified otherwise.

Section 8	Other Events

Item 8.01	Other Events.

On May 25, 2023, Eversource Investment LLC (“Eversource”), a Massachusetts limited liability company and wholly owned subsidiary of the Company, entered into an equity and asset purchase and sale agreement (the “Purchase Agreement”) with Orsted US East Coast Offshore Wind HoldCo, LLC, a Delaware limited liability company (“Orsted”), North East Offshore, LLC, a Delaware limited liability company and subsidiary directly held 50% by each of Eversource and Orsted (“NEO”), certain wholly owned subsidiaries of NEO and Orsted Wind Power Holding A/S, a Danish company. Pursuant to the Purchase Agreement and related ancillary agreements, (x) Orsted will acquire (i) certain undeveloped lease areas previously owned by NEO and its subsidiaries (the “Undeveloped Lease Areas”) and (ii) certain lease related assets previously held by NEO and its subsidiaries (the “Lease Related Assets”), and (y) an affiliate of Orsted will acquire certain operations and maintenance assets previously held by NEO and its subsidiaries (“OMA Assets”).

Pursuant to the Purchase Agreement, and subject to the terms and conditions thereof, Orsted has agreed to acquire the Lease Areas, Lease Related Assets and OMA Assets for aggregate consideration of $625 million (the “Transaction”). Orsted will pay Eversource an initial payment of $575 million upon closing of the Transaction, with the remaining $50 million (the “Remaining Payment”) to be paid upon the occurrence of certain events relating to Eversource’s or one of its affiliate’s anticipated tax equity investment in South Fork Wind, LLC, a Delaware limited liability company and wholly owned subsidiary of NEO (“South Fork”). It is anticipated that both the Transaction will close by, and the Remaining Payment will be payable by, the end of the third quarter of 2023. The consummation of the Transaction is subject to conditions, including consents of third parties and approval from the Committee on Foreign Investment in the United States.

Forward-Looking Statements

This document includes statements concerning the Company’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events and other statements that are not historical facts, including the Company’s anticipated tax equity investment in South Fork and the anticipated timing of closing the Transaction and payment of the Remaining Payment. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Forward-looking statements are based on the current expectations, estimates, assumptions or projections of management and are not guarantees of future performance. These expectations, estimates, assumptions or projections may vary materially from actual results. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following important factors that may cause our actual results or outcomes to differ materially from those contained in our forward-looking statements, including, but not limited to: cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; ability or inability to commence and complete our major strategic development projects and opportunities; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in the Company’s reports filed with the SEC. They are updated as necessary and available on the Company’s website at www.eversource.com and on the SEC’s website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect the Company’s actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

A copy of Eversource Energy’s press release announcing the Transaction is attached as Exhibit 99.1 to the Form 8-K and incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press release of the Company, dated May 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERSOURCE ENERGY
(Registrant)

May 25, 2023	By:	/s/ Jay S. Buth
Jay S. Buth
Vice President, Controller and Chief Accounting Officer